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                                                                     EXHIBIT 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                      INDUSTRIAL DISTRIBUTION GROUP, INC.


      FIRST: The name of the Corporation is

             INDUSTRIAL DISTRIBUTION GROUP, INC.

     SECOND: The address of the registered office of the Corporation in the State of Delaware is 1013 Centre Road, City of Wilmington, County of Newcastle, 19805. The name of the Corporation's registered agent at such address is Corporation Service Company.


      THIRD: The name and mailing address of the incorporator is:

                        Neil D. Falis
                        Kilpatrick Stockton LLP
                        1100 Peachtree Street
                        Atlanta, Georgia  30309

     FOURTH: The purposes for which the Corporation is formed are to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law.

     FIFTH: The total number of shares of all classes of stock that the Corporation shall have authority to issue is 60,000,000 shares, consisting of 50,000,000 shares of Common Stock, $0.01 par value (herein called the "Common Stock"), and 10,000,000 shares of Preferred Stock, $0.10 par value (herein called the "Preferred Stock"). All cross-references in each subdivision of this Article FIFTH refer to other paragraphs in such subdivision unless otherwise indicated.

     The following is a statement of the designations, powers, preferences, and rights, and the qualifications, limitations, or restrictions thereof, in respect of each class of stock of the Corporation:



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                                       I.

                                  COMMON STOCK

     All shares of Common Stock shall be identical and shall entitle the holders thereof to the same rights and privileges:

      A.    Dividends and Distributions.

            When and as dividends or other distributions are declared upon the Common Stock, whether payable in cash, in property, or in shares of stock of the Corporation, the holders of Common Stock shall be entitled to share equally, share for share, in such dividends or other distributions. In the event of any dissolution, liquidation, or winding up of the affairs of the Corporation, whether voluntary or involuntary, after payment or provision for payment of the debts and other liabilities of the Corporation, and the payment of any liquidation preference with respect to any other class of capital stock of the Corporation that has a liquidation preference over the Common Stock, the remaining assets and funds of the Corporation shall be divided among and paid ratably to the holders of the Common Stock.

      B.    Voting Rights.

            Each holder of Common Stock shall be entitled to one vote per share on any and all matters required to be (or otherwise) submitted for a vote or consent by holders of Common Stock.

                                      II.

                                PREFERRED STOCK

      Subject to the provisions of this Certificate of Incorporation and this ARTICLE FIFTH, shares of Preferred Stock may be issued from time to time in one or more series as may be determined by the Board of Directors. The Board of Directors is authorized to determine or alter the designations, voting powers, preferences, and relative, participating, optional, or other special rights, and qualifications, limitations, and restrictions on such rights, as the Board of Directors may authorize by resolutions duly adopted prior to the issuance of any shares of a series of Preferred Stock, including, but not limited to: (i) the distinctive designation of each series and the number of shares that will constitute such series (except that any decrease in the number of shares constituting such series shall not be below the number of shares of such series then outstanding); (ii) the voting rights, if any, of shares of such series and whether the shares of any such series having voting rights shall have multiple votes per share; (iii) the dividend rate, if any dividends are to be paid, on the shares




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of any such series, any restrictions, limitations, or conditions upon the payment of such dividends, whether such dividends shall be cumulative, and the dates on which such dividends are payable; (iv) the prices at which, and the terms and conditions on which, the shares of such series may be redeemed, if such shares are redeemable; (v) the purchase or sinking fund provisions, if any, for the purchase or redemption of shares of such series; (vi) any preferential amount payable upon shares of such series in the event of the liquidation, dissolution, or winding-up of the Corporation, or the distribution of its assets; and (vii) the prices or rates of conversion at which, and the terms and conditions on which, the shares are convertible, if such shares are convertible.

     Any and all shares issued and for which full consideration has been paid or delivered shall be deemed fully paid stock, and the holder thereof shall not be liable for any further payment thereon.

     SIXTH: In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors of the Corporation is expressly authorized and empowered to make, alter, or repeal the Bylaws of the Corporation, subject to the power of the stockholders of the Corporation to alter or repeal any Bylaw made by the Board of Directors.

     SEVENTH: The Corporation reserves the right at any time and from time to time to amend, alter, change, or repeal any provisions contained in this Certificate of Incorporation; other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by law; and all rights, preferences, and privileges of whatsoever nature conferred upon stockholders, directors, or any other persons whomsoever by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to the right reserved in this Article.

     EIGHTH: (a) The property, affairs, and business of the Corporation shall be managed by its Board of Directors. The exact number of directors shall be fixed from time to time, within any maximum and minimum limitations specified within the Corporation's Bylaws, by resolution of the Board of Directors. The directors shall have the power, from time to time and at any time, when the stockholders are not assembled at a meeting, to increase or decrease their own number, within any maximum and minimum limitations specified within the Corporation's Bylaws, by resolution of the Board of Directors.

             (b) The directors shall be elected at each annual meeting of stock holders to hold office until their respective successors, if there are to be any, have been duly elected and qualified. At each annual meeting of stockholders at which a quorum is present, the person receiving a plurality of the votes cast with respect to an election to a position as a director shall be elected to the position. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.



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             (c) Any vacancy on the Board of Directors resulting from death, retirement, resignation, disqualification, or removal from office or other reason, as well as any vacancy resulting from an increase in the number of directors that occurs between annual meetings of the stockholders at which directors are elected, may be filled by a majority vote of the remaining directors then in office, though less than a quorum. The directors chosen to fill vacancies shall hold office for a term expiring at the end of the next annual meeting of stockholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

             Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal, and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FIFTH applicable thereto, and each director so elected shall not be subject to the provisions of this ARTICLE EIGHTH unless otherwise provided therein.

     NINTH: (a) The Corporation shall indemnify each of the Corporation's directors and officers in each and every situation where, under Section 145 of the Delaware General Corporation Law ("Section 145"), the Corporation is permitted or empowered to make such indemnification. The Corporation may, in the sole discretion of the Board of Directors of the Corporation, indemnify any other person who may be indemnified pursuant to Section 145 to the extent the Board of Directors deems advisable, as permitted by Section 145. The Corporation shall promptly make or cause to be made any determination required to be made pursuant to Section 145.

            (b) No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that the foregoing shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders; (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;
(iii) under Section 174 of the Delaware General Corporation Law; or (iv) for any transaction from which the director derived an improper personal benefit.

     TENTH: Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under the provisions of section 279 of Title 8 of the Delaware Code, order a meeting of the creditors or class of creditors, or of the stockholders or class of stockholders





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of the Corporation, as the case may be, to be summoned in such manner as the court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

     IN WITNESS WHEREOF, the undersigned has signed this Certificate of Incorporation for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware this 17th day of June, 1997.

                                        /s/ Neil D. Falis
                                        ------------------------------
                                        Neil D. Falis
                                        Incorporator

















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